AMENDMENT TO AMENDED AND RESTATED EMPLOYEE OFFER LETTER
This Amendment (this “Amendment”) to the Amended and Restated Employee Offer Letter dated February 25, 2014 (the “Agreement”), by and between ZELTIQ Aesthetics, Inc. (“ZELTIQ”) and Sergio Garcia (“Garcia”) is effective as of February 25, 2016.

WHEREAS, Garcia and ZELTIQ wish to modify various provisions of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, Garcia and ZELTIQ agree to the following:

1.	Effective January 1, 2016, the reference to $310,000 in Section 2(a) of the Agreement is hereby amended to $325,000.

2.	Effective January 1, 2016, the reference to 45% in Section 2(c) of the Agreement is hereby amended to 50%.

3.	Effective February 25, 2016, the reference to nine (9) months in Section 7(a)(i) of the Agreement is hereby amended to twelve (12) months.

4.	Effective February 25, 2016, Section 7(a)(ii) of the Agreement is hereby amended, restated and replaced in its entirety to read as follows:

Provided that the Company determines to pay bonuses for the year in which your employment termination occurs, you shall receive your Target Bonus for that year, less required deductions and withholdings, which will be payable to you at the same time that the Company pays bonuses to other Company employees for such year as determined by the Company, but in no event later than the end of year that follows that year in which your employment terminates; and

5.	Effective February 25, 2016, the references to nine (9) months in Section 7(a)(iii) of the Agreement are hereby amended to twelve (12) months.

6.
Effective February 25, 2016, the reference in Section 7(b)(iii) of the Agreement to “three (3) months following any termination of your employment that is a termination without Cause or Good Reason resignation that occurs prior to a Change in Control” shall be amended to read “the earlier of (A) three (3) months following any termination of your employment that is a termination without Cause or a Good Reason resignation that occurs prior to a Change in Control or (B) the expiration of the term of such equity award.”

7.	Effective February 25, 2016, Section 8 of the Agreement is hereby amended to add the following subsection (e) at the end thereof:

Other. Your right to receive any installment payments will be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment.  With respect to reimbursements or in-kind benefits provided to you hereunder (or otherwise) that are not exempt from Section 409A, the following rules shall apply: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any one of your taxable years shall not affect the expenses eligible for reimbursement, or in-kind benefit to be provided in any other taxable year, (ii) in the case of any reimbursements of eligible expenses, reimbursement shall be made on or before the last day of your taxable year following the taxable year in which the expense was incurred, and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

Garcia’s employment with ZELTIQ continues to be “at-will,” meaning that either Garcia or ZELTIQ will be entitled to terminate Garcia’s employment at any time, with or without Cause, and with or without advance notice. Although Garcia’s job duties, title, compensation and benefits, as well as ZELTIQ’s personnel policies and procedures, may change from time to time, the “at will” nature of Garcia’s employment may only be changed in an express written agreement signed by Garcia and a duly authorized officer of ZELTIQ.
In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall govern. Capitalized terms not defined herein shall have the meanings given to them in the Agreement. In all other respects the Agreement shall remain in full force and effect.
This Amendment constitutes the complete, final and exclusive embodiment of the entire agreement between Garcia and ZELTIQ with regard to the provisions contained herein. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Amendment may not be modified or amended except in a writing signed by both Garcia and a duly authorized officer of ZELTIQ.
IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

ZELTIQ Aesthetics, Inc.	Sergio Garcia
/s/ Mark Foley ____________________________________ By	/s/ Sergio Garcia ____________________________________ By
Mark J. Foley ___________________________________ Printed Name
President and CEO ____________________________________ Title